Exhibit 99.1

ISLE OF CAPRI CASINOS, INC. ANNOUNCES

FISCAL 2012 SECOND QUARTER RESULTS

SAINT LOUIS, MO — December 1, 2011 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the second quarter of fiscal year 2012, the three and six month periods ended October 23, 2011, and other Company-related news.

Consolidated Results

The following table outlines the Company’s financial results (dollars in millions, except per share data, unaudited):

	Three Months Ended		Six Months Ended
	October 23,	October 24,	October 23,	October 24,
	2011	2010	2011	2010
Net revenues	$247.5	$246.7	$493.3	$498.6
Income (loss) from continuing operations	(1.5)	(1.8)	(3.8)	(4.5)
EBITDA (1)	40.9	42.5	79.6	85.7
Net loss	(1.5)	(1.0)	(3.8)	(3.7)
Loss per share from continuing operations	(0.04)	(0.06)	(0.10)	(0.14)
Net loss per share	(0.04)	(0.03)	(0.10)	(0.11)

Commenting on the results, President and Chief Executive Officer Virginia McDowell said, “Even in this uncertain economic environment, I am confident that we are doing the right things and continuing to refine the type of customer experience that will benefit our business and drive profitability moving forward. As a business, we are facing the challenges of increased competition in some of our key markets, the possibility of still prolonged economic hardship, and our need to continue to raise the bar on the customer experience while maintaining fiscal responsibility during a period of uncertainty.  In spite of these challenges, I believe we are moving in the right direction for a future of increased profitability.  On the development front, we are moving forward with the construction of our new property in Cape Girardeau, Missouri, and we are looking forward to building a first-class operation in Pennsylvania.”

Several factors during the quarter impacted the Company’s operating results.  The Company’s properties in Lula, Natchez and Vicksburg, Mississippi continued to be affected by the impact of Mississippi River flooding earlier in the year as business was slow to return to pre-flood levels.  In Lula, the Company operated with only one of the two casinos until September 2, 2011.  These factors led to both decreased net revenues and increased marketing expenses associated with the effort to return business to normal levels. The Company estimates that the impact on second quarter EBITDA was approximately $2.0 million.

Additionally, net revenues and EBITDA were affected by the following items:  In Black Hawk, the Company began to realize the benefit of several changes to the property.  Recent renovations to the casino floor, a new Asian-themed restaurant and expanded poker facilities, along with improved marketing efforts led to increased market share and a $1.7 million (29.2%) increase in EBITDA.  In Boonville and Waterloo, cost containment efforts led to increased EBITDA of $0.4 million (6.4%) and $0.4 million (6.5%) respectively.  Conversely the Company faced challenges in a couple of the major markets as well.  In the Quad Cities, increased competition caused by the opening of the Des Plaines, Illinois casino, as well as road construction at the entrance of the Davenport casino, led to decreased EBITDA of $1.1 million.  Costs increased in Lake Charles during the quarter due to expenses associated with realigning the casino floor, as well as refurbishments including new carpet and paint throughout the entire facility, which are expected to be substantially complete by the end of the calendar year.

Chief Operating Officer Arnold Block commented, “Our spend per customer grew by about 7% during the quarter, as we focused on marketing to our best customers and controlling the things we can control in a tough economy.  While our volumes were down slightly, due in part to conditions in Mississippi, this strategy still had a net positive impact on our revenues, largely driven by more business from our upper segment database customers, partially offset by decreased visitation by customers in our lower segments.

We have been making changes both large and small at our properties for several months that we expect to have a positive impact on our business moving forward and improve our guest experience.  First, we recently implemented the initial trial of our enhanced customer loyalty program at our property in Pompano.  This new program, which we expect to roll out across the portfolio and have fully implemented by early 2013, will give our customers more control over their rewards, more options for ways to use their points and more incentive for repeat visitation to our properties,” Block continued.

We will also be introducing a new buffet concept in Boonville that we plan to extend across the portfolio.  The concept is called Farmers Pick Buffet, and focuses on locally sourced, fresh food that will exceed the quality often found in casino buffets.  We are also currently completing the design for the refurbishment of our Lake Charles hotel.  Lastly, we are beginning the conversion and rebrand our Vicksburg property as a Lady Luck Casino.  The $4.5 million project will be completed in several phases, which we expect to be substantially complete by late spring 2012.”

Chief Financial Officer Dale Black noted, “We are dedicating our capital to the places at our properties where we think we can successfully make targeted improvements that will bring added excitement to our facilities.  We believe this strategy will help us achieve the new trial visitation and increased repeat business that can have a positive impact on earnings.”

Corporate Expenses

Corporate and development expenses were $9.3 million for the quarter compared to $10.9 million in fiscal 2011.  The decrease is primarily a result of $0.9 million in the cash portion of the long-term incentive compensation award being awarded in the second quarter of the prior year and $0.9 million in development expenses in the prior year related to Cape Girardeau and Nemacolin.

Non-cash stock compensation expense was $2.3 million for the quarter compared to $2.4 million in the second quarter of fiscal 2011.

Insurance Claim Process

We continue to work through our various flood claims with our insurance carriers and expect negotiations to continue for the foreseeable future.  Through November 28, 2011, we have received initial payments of $2.6 million related to the claims.

Development Update

Cape Girardeau, Missouri:  At the $125 million Isle Casino Cape Girardeau development, the Company has made substantial progress including completion of the primary feeder road to the property, basin and floating floor construction and is currently erecting structural steel at the site. We still expect to open the facility in December 2012.

The Company recently appointed Chet Koch as General Manager of the property.  Koch most recently has served as General Manager of Isle of Capri, Kansas City.

Nemacolin Woodlands Resort, Pennsylvania: The Company was selected, along with Nemacolin Woodlands Resort, by the Pennsylvania Gaming Control Board for the state’s final available resort gaming license in April 2011. An appeal of the award has been filed by a competing party. The plaintiff’s briefs have been filed.  The timeline for ultimate resolution of the matter is not known at this time.

Lake Charles, Louisiana: Relating to the potential sale of the smaller of the Company’s two riverboats in Lake Charles, on November 19, 2011 voters in Bossier Parish, Louisiana approved the ballot referendum, which would allow for the construction of a new casino to be built by the potential buyer. We recently reached an agreement with the buyer to extend the option period to December 30, 2011 from November 30, 2011. If the option is exercised, terms call for the transaction to be finalized within 30 days after exercise.

Capital Structure and Capital Expenditures

The Company had $66.2 million in cash and cash equivalents and total debt of $1.2 billion at the end of the quarter.

Interest expense for the quarter was $21.9 million, a decrease of approximately $1.5 million compared to the second quarter of fiscal 2011, due to the expiration of several interest rate swap agreements during fiscal 2011.

Capital expenditures during the quarter totaled $19.7 million, of which $7.8 million related to Cape Girardeau. The Company expects capital expenditures for the remainder of the fiscal year to be approximately $60 million, including approximately $30 million in Cape Girardeau.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Thursday, December 1, 2011 at 9:00 am Central Time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic callers, by dialing 888-790-2948.  International callers can access the conference call by dialing 773-756-0735.  The conference call reference number is 6804531. The conference call will be recorded and available for review starting at midnight central on Thursday, December 1, 2011, until midnight central on Thursday, December 8, 2011, by dialing 866-484-6423; International: 203-369-1598 and access number 4423.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc., founded in 1992, is dedicated to providing its customers with an exceptional gaming and entertainment experience at each of its 15 casino properties. The Company owns and operates casinos domestically in Biloxi, Lula, Natchez and Vicksburg, Mississippi; Lake Charles, Louisiana; Bettendorf, Davenport, Marquette and Waterloo, Iowa; Boonville, Caruthersville and Kansas City, Missouri, two casinos in Black Hawk, Colorado, and a casino and harness track in Pompano Beach, Florida. The Company was chosen to develop a new, Isle-branded gaming facility in Cape Girardeau, Missouri, which is expected to open in late 2012. Additionally, the Company and its partner Nemacolin Woodlands Resort, were selected to be awarded a “resort license” for a casino at Nemacolin Woodlands Resort in Pennsylvania. This award is pending an appeal by a competing party. More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

CONTACTS:

Isle of Capri Casinos, Inc.,

Dale Black, Chief Financial Officer-314.813.9327

Jill Alexander, Senior Director of Corporate Communication-314.813.9368

###

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 23,	October 24,	October 23,	October 24,
	2011	2010	2011	2010
Revenues:
Casino	$256,021	$254,640	$509,057	$513,802
Rooms	10,460	10,643	21,404	21,524
Food, beverage, pari-mutuel and other	33,715	33,997	66,853	68,088
Insurance recoveries	111	—	111	—
Gross revenues	300,307	299,280	597,425	603,414
Less promotional allowances	(52,836)	(52,629)	(104,147)	(104,842)
Net revenues	247,471	246,651	493,278	498,572
Operating expenses:
Casino	41,869	39,979	81,905	79,588
Gaming taxes	61,097	60,214	122,481	124,620
Rooms	2,470	2,725	5,025	5,494
Food, beverage, pari-mutuel and other	10,559	11,123	21,727	22,291
Marine and facilities	16,211	15,347	31,725	29,956
Marketing and administrative	64,966	63,808	129,130	127,428
Corporate and development	9,355	10,940	21,656	23,461
Depreciation and amortization	21,867	22,179	43,334	45,112
Total operating expenses	228,394	226,315	456,983	457,950
Operating income	19,077	20,336	36,295	40,622
Interest expense	(21,877)	(23,410)	(43,702)	(47,205)
Interest income	193	467	439	941
Derivative income (expense)	260	(743)	29	(2,230)

Loss from continuing operations before income taxes	(2,347)	(3,350)	(6,939)	(7,872)
Income tax benefit	890	1,537	3,159	3,404
Loss from continuing operations	(1,457)	(1,813)	(3,780)	(4,468)
Income from discontinued operations, net of income taxes	—	794	—	794
Net loss	$(1,457)	$(1,019)	$(3,780)	$(3,674)

Loss per common share-basic and dilutive:
Loss from continuing operations	$(0.04)	$(0.06)	$(0.10)	$(0.14)
Income from discontinued operations, net of income taxes	—	0.03	—	0.03
Net loss	$(0.04)	$(0.03)	$(0.10)	$(0.11)

Weighted average basic shares	38,753,049	32,783,726	38,515,099	32,615,815
Weighted average diluted shares	38,753,049	32,783,726	38,515,099	32,615,815

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	October 23,	April 24,
	2011	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$66,207	$75,178
Marketable securities	27,106	22,173
Accounts receivable, net	8,588	9,367
Insurance receivable	8,158	234
Income taxes receivable	3,325	3,866
Deferred income taxes	11,573	12,097
Prepaid expenses and other assets	29,965	25,444
Total current assets	154,922	148,359
Property and equipment, net	1,107,159	1,113,549
Other assets:
Goodwill	345,303	345,303
Other intangible assets, net	79,783	82,207
Deferred financing costs, net	16,396	18,911
Restricted cash	12,454	12,810
Prepaid deposits and other	9,815	12,749
Total assets	$1,725,832	$1,733,888

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$5,386	$5,373
Accounts payable	26,510	26,013
Accrued liabilities:
Payroll and related	41,353	44,187
Property and other taxes	24,611	19,891
Interest	8,610	10,802
Progressive jackpots and slot club awards	15,807	15,280
Other	32,378	32,332
Total current liabilities	154,655	153,878
Long-term debt, less current maturities	1,179,530	1,187,221
Deferred income taxes	28,260	30,762
Other accrued liabilities	36,186	36,305
Other long-term liabilities	16,626	16,694
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 60,000,000 shares authorized; shares issued:
42,066,148 at October 23, 2011 and 42,063,569 at April 24, 2011	421	421
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued	—	—
Additional paid-in capital	249,342	254,013
Retained earnings	99,315	103,095
Accumulated other comprehensive (loss) income	(1,360)	(2,235)
	347,718	355,294
Treasury stock, 3,083,867 shares at October 23, 2011 and 3,841,283 April 24, 2011	(37,143)	(46,266)
Total stockholders’ equity	310,575	309,028
Total liabilities and stockholders’ equity	$1,725,832	$1,733,888

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	October 23,	October 24,	October 23,	October 24,
	2011	2010	2011	2010
Properties Not Impacted by Flooding
Biloxi, Mississippi	$16,045	$17,268	$34,248	$35,907
Lake Charles, Louisiana	32,617	31,770	68,541	65,954
Kansas City, Missouri	19,453	19,110	39,111	38,150
Boonville, Missouri	19,736	20,142	39,823	40,210
Bettendorf, Iowa	19,130	20,307	39,211	40,048
Marquette, Iowa	7,271	7,589	14,772	14,698
Waterloo, Iowa	20,601	20,054	41,101	40,988
Black Hawk, Colorado	31,905	29,893	63,266	59,937
Pompano, Florida	32,869	29,713	67,571	62,433
	199,627	195,846	407,644	398,325
Properties Impacted by Flooding
Natchez, Mississippi	7,036	7,299	11,061	15,369
Lula, Mississippi	14,213	15,948	23,965	33,266
Vicksburg, Mississippi(2)	7,411	7,231	13,790	11,199
Caruthersville, Missouri	8,204	8,248	15,416	16,639
Davenport, Iowa	10,516	11,069	20,770	22,417
	47,380	49,795	85,002	98,890

Property Net Revenues before Other	247,007	245,641	492,646	497,215

Other	464	1,010	632	1,357

Net Revenues from Continuing Operations	$247,471	$246,651	$493,278	$498,572

Isle of Capri Casinos, Inc.

Supplemental Data - EBITDA (1)

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	October 23,	October 24,	October 23,	October 24,
	2011	2010	2011	2010
Properties Not Impacted by Flooding
Biloxi, Mississippi	$1,525	$1,586	$3,341	$3,432
Lake Charles, Louisiana	3,830	4,800	10,598	11,599
Kansas City, Missouri	4,062	4,238	8,191	8,237
Boonville, Missouri	7,082	6,657	14,278	13,549
Bettendorf, Iowa	4,680	5,586	9,683	10,051
Marquette, Iowa	1,643	1,767	3,368	3,257
Waterloo, Iowa	6,173	5,797	11,956	11,838
Black Hawk, Colorado	7,483	5,794	14,122	12,897
Pompano, Florida	4,470	4,001	10,023	7,254
	40,948	40,226	85,560	82,114
Properties Impacted by Flooding
Natchez, Mississippi	1,488	2,024	2,042	4,475
Lula, Mississippi	2,026	4,305	3,209	9,504
Vicksburg, Mississippi(2)	1,373	2,077	2,607	3,350
Caruthersville, Missouri	1,700	1,286	2,680	3,075
Davenport, Iowa	2,299	2,527	4,555	5,320
	8,886	12,219	15,093	25,724

Property EBITDA Before Corporate and Other	49,834	52,445	100,653	107,838

Corporate and Other	(8,890)	(9,930)	(21,024)	(22,104)

EBITDA from Continuing Operations	$40,944	$42,515	$79,629	$85,734

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA (1)

(unaudited, in thousands)

	Three Months Ended October 23, 2011			Three Months Ended October 24, 2010
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Properties Not Impacted by Flooding
Biloxi, Mississippi	$(695)	$2,220	$1,525	$(1,412)	$2,998	$1,586
Lake Charles, Louisiana	1,475	2,355	3,830	2,456	2,344	4,800
Kansas City, Missouri	2,989	1,073	4,062	3,345	893	4,238
Boonville, Missouri	6,204	878	7,082	5,544	1,113	6,657
Bettendorf, Iowa	2,559	2,121	4,680	3,603	1,983	5,586
Marquette, Iowa	1,219	424	1,643	1,378	389	1,767
Waterloo, Iowa	4,529	1,644	6,173	4,387	1,410	5,797
Black Hawk, Colorado	4,460	3,023	7,483	2,578	3,216	5,794
Pompano, Florida	1,778	2,692	4,470	1,642	2,359	4,001
	24,518	16,430	40,948	23,521	16,705	40,226

Properties Impacted by Flooding
Natchez, Mississippi	1,114	374	1,488	1,656	368	2,024
Lula, Mississippi	354	1,672	2,026	2,469	1,836	4,305
Vicksburg, Mississippi(2)	91	1,282	1,373	827	1,250	2,077
Caruthersville, Missouri	856	844	1,700	427	859	1,286
Davenport, Iowa	1,741	558	2,299	1,961	566	2,527
	4,156	4,730	8,886	7,340	4,879	12,219

Total Property Before
Corporate and Other Items	28,674	21,160	49,834	30,861	21,584	52,445
Corporate and Other	(9,597)	707	(8,890)	(10,525)	595	(9,930)

Total	$19,077	$21,867	$40,944	$20,336	$22,179	$42,515

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA (1)

(unaudited, in thousands)

	Six Months Ended October 23, 2011			Six Months Ended October 24, 2010
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Properties Not Impacted by Flooding
Biloxi, Mississippi	$(1,170)	$4,511	$3,341	$(2,660)	$6,092	$3,432
Lake Charles, Louisiana	5,934	4,664	10,598	6,871	4,728	11,599
Kansas City, Missouri	6,179	2,012	8,191	6,481	1,756	8,237
Boonville, Missouri	12,522	1,756	14,278	11,378	2,171	13,549
Bettendorf, Iowa	5,533	4,150	9,683	6,038	4,013	10,051
Marquette, Iowa	2,512	856	3,368	2,443	814	3,257
Waterloo, Iowa	8,682	3,274	11,956	7,972	3,866	11,838
Black Hawk, Colorado	8,093	6,029	14,122	6,433	6,464	12,897
Pompano, Florida	4,698	5,325	10,023	2,532	4,722	7,254
	52,983	32,577	85,560	47,488	34,626	82,114

Properties Impacted by Flooding
Natchez, Mississippi	1,308	734	2,042	3,757	718	4,475
Lula, Mississippi	(234)	3,443	3,209	5,815	3,689	9,504
Vicksburg, Mississippi(2)	56	2,551	2,607	1,458	1,892	3,350
Caruthersville, Missouri	1,051	1,629	2,680	1,349	1,726	3,075
Davenport, Iowa	3,433	1,122	4,555	4,187	1,133	5,320
	5,614	9,479	15,093	16,566	9,158	25,724

Total Property Before
Corporate and Other Items	58,597	42,056	100,653	64,054	43,784	107,838
Corporate and Other	(22,302)	1,278	(21,024)	(23,432)	1,328	(22,104)

Total	$36,295	$43,334	$79,629	$40,622	$45,112	$85,734

1.               EBITDA is “earnings before interest and other non-operating income (expense), income taxes, and depreciation and amortization.” “Property EBITDA” is EBITDA before Corporate and development expenses and minority interest.  EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses EBITDA and Property EBITDA as the primary measure of the Company’s operating properties’ performance, and they are important components in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  A reconciliation of EBITDA and Property EBITDA to operating income is included in the financial schedules accompanying this release. A reconciliation of EBITDA to the Company’s net income (loss) is shown below (in thousands).

	Three Months Ended		Six Months Ended
	October 23,	October 24,	October 23,	October 24,
	2011	2010	2011	2010
EBITDA	$40,944	$42,515	$79,629	$85,734
Add/(deduct):
Depreciation and amortization	(21,867)	(22,179)	(43,334)	(45,112)
Interest expense:
Interest expense, net	(21,684)	(22,943)	(43,263)	(46,264)
Derivative income (expense)	260	(743)	29	(2,230)
Income tax benefit	890	1,537	3,159	3,404
Income from discontinued operations, net of income taxes	—	794	—	794
Net loss	$(1,457)	$(1,019)	$(3,780)	$(3,674)

Certain of our debt agreements use “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants. Adjusted EBITDA differs from EBITDA as Adjusted EBITDA includes add back of items such as gain on early extinguishment of debt, pre-opening expenses, certain write-offs and valuation expenses, and non-cash stock compensation expense. Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filings with the Securities and Exchange Commission.

2.               Rainbow Casino in Vicksburg, Mississippi was acquired on June 8, 2010 and we have included the results of Rainbow in our consolidated financial statements subsequent to acquisition.